UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 3, 2026
Semrush Holdings, Inc.
(Exact name of registrant as specified in its charter)
Delaware
(State or Other Jurisdiction
of Incorporation)

001-40276	84-4053265
(Commission File Number)	(I.R.S. Employer Identification No.)
800 Boylston Street, Suite 2475 Boston, Massachusetts	02199
(Address of Principal Executive Offices)	(Zip Code)
(800) 851-9959
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Securities	registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, par value $0.00001 per share	SEMR	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On February 3, 2026, Semrush Holdings, Inc., a Delaware corporation (“Semrush”), convened a special meeting of stockholders (the “Special Meeting”) to consider and vote upon certain proposals related to the Agreement and Plan of Merger, dated as of November 18, 2025 (the “Merger Agreement”), by and among Semrush, Adobe Inc., a Delaware corporation (“Adobe”), and Fenway Merger Sub, Inc., a Delaware corporation and a direct, wholly owned subsidiary of Adobe (“Merger Sub”), pursuant to which Merger Sub will merge with and into Semrush (the “Merger”), with Semrush surviving the Merger as a wholly owned subsidiary of Adobe.
There were 130,436,147 shares of Class A common stock of Semrush, par value $0.00001 per share (the “Class A Common Stock”), and 21,019,818 shares of Class B Common stock of Semrush, par value $0.00001 per share (the “Class B Common Stock” and, together with the Class A Common stock, the “Semrush Common Stock”) issued and outstanding as of the close of business on December 26, 2025, the record date for the Special Meeting (the “Record Date”). At the Special Meeting, the holders of 98,727,186 shares of Semrush’s Class A Common Stock and 20,619,818 shares of Semrush’s Class B Common Stock were present or represented by proxy, representing approximately 89.5% of the voting power of all issued and outstanding shares of Semrush Common Stock entitled to vote at the Special Meeting as of the close of business on the Record Date, which constituted a quorum.
At the Special Meeting, the following proposals were voted upon (each of which is described in greater detail in the definitive proxy statement filed by Semrush with the U.S. Securities and Exchange Commission on December 29, 2025 (the “Proxy Statement”)):
Proposal 1 – The Merger Agreement Proposal: To adopt the Merger Agreement.
Proposal 2 – The Merger-Related Compensation Proposal: To approve, on an advisory (non-binding) basis the compensation that may be paid or become payable to Semrush’s named executive officers that is based on or otherwise relates to the Merger Agreement and the transactions contemplated thereby.
Each proposal was approved by the requisite vote of Semrush’s stockholders. Because there were sufficient votes to approve Proposal 1 – The Merger Agreement Proposal, a vote on the adjournment proposal described in the Proxy Statement was not held. A summary of the voting results for each proposal is set forth below.
Proposal 1 – The Merger Agreement Proposal

Votes For	Votes Against	Abstentions
304,825,418	29,533	70,415
Proposal 2 – The Merger-Related Compensation Proposal

Votes For	Votes Against	Abstentions
304,593,379	266,042	65,945

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEMRUSH HOLDINGS, INC.

Date: February 3, 2026	By:	/s/ David Mason
David Mason
Chief Legal Officer and Secretary